Exhibit 99.1

BEACON REPORTS FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS

•	Record fourth quarter net income and Adjusted EBITDA
•	Fourth quarter net sales leveraged an attractive residential backdrop, and stronger gross margins benefited from pricing execution, mix and timing
•	Strategic initiatives contributed to Q4 success, highlighted by digital sales and margin gains at lowest quintile branches
•	Strong fiscal 2020 operating cash flow of $479 million enabled repayment of COVID-related ABL draw

HERNDON, VA.—(BUSINESS WIRE)—November 19, 2020—Beacon (Nasdaq: BECN) (the “Company”) announced results today for its fourth quarter and fiscal year ended September 30, 2020 (“2020”).

Fourth Quarter and Fiscal Year Financial Highlights

	Q4 2020	Q4 2019	FY 2020	FY 2019
(Unaudited; $ in millions, except per share amounts)
Net sales	$2,017.8	$2,029.9	$6,943.9	$7,105.2
Gross profit	$514.0	$493.5	$1,699.2	$1,736.6
Gross margin %	25.5%	24.3%	24.5%	24.4%

Operating expense	$392.8	$403.6	$1,664.1	$1,588.8
% of net sales	19.5%	19.9%	24.0%	22.4%
Adjusted Operating Expense[1]	$345.8	$345.9	$1,327.0	$1,352.5
% of net sales[1]	17.1%	17.0%	19.1%	19.0%

Net income (loss)	$71.9	$27.4	$(80.9)	$(10.6)
% of net sales	3.6%	1.3%	(1.2%)	(0.1%)
Adjusted Net Income (Loss)[1]	$104.7	$82.0	$190.1	$176.2
Adjusted EBITDA[1]	$190.9	$169.1	$471.6	$476.0
% of net sales[1]	9.5%	8.3%	6.8%	6.7%

Net income (loss) per share - diluted	$0.83	$0.27	$(1.52)	$(0.51)

______________________

[1]

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

“Strong execution by our team and a favorable residential backdrop drove record fourth quarter Adjusted EBITDA,” said Julian Francis, Beacon’s President and Chief Executive Officer. “Mid-single digit growth in residential roofing helped to offset softness in the non-residential product categories stemming from the continuing economic impact of COVID. Within this dynamic environment, we are intensely focused on selling activity and leveraging our leading digital platform that accounted for more than 10% of September sales. Q4 gross margins increased significantly compared to the prior year, and I was particularly pleased with how we executed on the price increases mid-quarter. Operating cost discipline was again evident in the quarter, and we continued to improve the profitability of our lowest quintile branches compared to the prior year. Record second half 2020 operating cash flow strengthened our financial position giving us the ability and the confidence to repay the ABL draw we implemented in March as COVID began impacting our business. As fiscal year 2021 begins, we are grateful for the dedication and tireless efforts of our employees, as we continue to focus on improving the controllable aspects of our business and driving towards realizing our full potential.”

Fourth Quarter

Company-wide sales reflect positive contributions from residential demand and from those states less impacted by the pandemic, offset by softer demand from non-residential categories and states more heavily impacted by COVID. Net sales decreased 0.6% compared to the prior year. Residential roofing product sales increased 6.2%, non-residential roofing product sales decreased 11.7%, and complementary product sales decreased 1.5% compared to the prior year. The fourth quarter of fiscal years 2020 and 2019 each had 64 business days.

Gross margin improved 120 basis points from 24.3% in the prior year to 25.5%, primarily reflecting an improved price-cost spread. Operating expense decreased compared to the prior year. Adjusted operating expense was flat compared to the prior year period as management’s effective cost control during the COVID-19 pandemic was partially offset by higher incentive compensation.

Net income (loss) was $71.9 million, compared to $27.4 million in 2019. Net income (loss) attributable to common shareholders was $65.9 million, compared to $21.4 million in 2019. Adjusted Net Income (Loss) was $104.7 million, compared to $82.0 million in 2019. EPS was $0.83, compared to $0.27 in 2019. Comparative fourth quarter results were driven primarily by higher gross margins, the impact of operating cost controls on the current period and reduced other non-operating expense. These impacts were partially offset by sales declines within non-residential end markets.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Fiscal Year

Net sales decreased 2.3% compared to the prior year. Residential roofing product sales increased 0.6%, non-residential roofing product sales decreased 3.4%, and complementary product sales decreased 5.3% compared to the prior year. Fiscal years 2020 and 2019 had 254 and 253 business days, respectively.

Gross margin improved from 24.4% in the prior year to 24.5%. Operating expense increased compared to the prior year, primarily from the write-off of certain trade names in connection with the Company’s rebranding efforts, partially offset by management’s effective cost control during the COVID-19 pandemic. Adjusted operating expense decreased compared to 2019, primarily as a result of management’s cost control.

Net income (loss) was $(80.9) million, compared to $(10.6) million in 2019. Net income (loss) attributable to common shareholders was $(104.9) million, compared to $(34.6) million in 2019. Adjusted Net Income (Loss) was $190.1 million, compared to $176.2 million in 2019. EPS was $(1.52), compared to $(0.51) in 2019.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Earnings Call

The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss these results. Details for the earnings release event are as follows:

What:Beacon Fourth Quarter and Fiscal Year 2020 Earnings Call

When:Thursday, November 19, 2020

Time:5:00 p.m. ET

Access:Register for the conference call or webcast by visiting:

Beacon Investor Relations – Events & Presentations

Upon registration, participants will receive an email containing event details and unique access codes. To ensure timely access, participants should register for the earnings call at least 10 minutes before the 5:00 p.m. ET start time. An archived copy of the webcast will be available on the Events & Presentations page shortly after the call.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2019 and Form 10-Q for the quarter ended June 30, 2020. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of roofing materials and complementary building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com

CONTACT:

Brent Rakers, Director Investor Relations

Brent.Rakers@becn.com

901-232-2737

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2020	% of Net Sales	2019	% of Net Sales	2020	% of Net Sales	2019	% of Net Sales
Net sales	$2,017.8	100.0%	$2,029.9	100.0%	$6,943.9	100.0%	$7,105.2	100.0%
Cost of products sold	1,503.8	74.5%	1,536.4	75.7%	5,244.7	75.5%	5,368.6	75.6%
Gross profit	514.0	25.5%	493.5	24.3%	1,699.2	24.5%	1,736.6	24.4%
Operating expense:
Selling, general and administrative	332.2	16.5%	334.1	16.5%	1,273.0	18.3%	1,311.0	18.4%
Depreciation	16.5	0.8%	17.9	0.9%	70.1	1.0%	70.7	1.0%
Amortization	44.1	2.2%	51.6	2.5%	321.0	4.7%	207.1	2.9%
Total operating expense	392.8	19.5%	403.6	19.9%	1,664.1	24.0%	1,588.8	22.3%
Income (loss) from operations	121.2	6.0%	89.9	4.4%	35.1	0.5%	147.8	2.1%
Interest expense, financing costs, and other	31.2	1.5%	41.7	2.0%	128.1	1.9%	158.6	2.2%
Loss on debt extinguishment	—	0.0%	—	0.0%	14.7	0.2%	—	0.0%
Income (loss) before provision for income taxes	90.0	4.5%	48.2	2.4%	(107.7)	(1.6%)	(10.8)	(0.1%)
Provision for (benefit from) income taxes	18.1	0.9%	20.8	1.1%	(26.8)	(0.4%)	(0.2)	0.0%
Net income (loss)	71.9	3.6%	27.4	1.3%	(80.9)	(1.2%)	(10.6)	(0.1%)
Dividends on Preferred Stock	6.0	0.3%	6.0	0.2%	24.0	0.3%	24.0	0.4%
Net income (loss) attributable to common shareholders	$65.9	3.3%	$21.4	1.1%	$(104.9)	(1.5%)	$(34.6)	(0.5%)

Weighted-average common stock outstanding:
Basic	68.9		68.5		68.8		68.4
Diluted[1]	69.6		69.3		68.8		68.4

Net income (loss) per share[2]:
Basic	$0.84		$0.27		$(1.52)		$(0.51)
Diluted	$0.83		$0.27		$(1.52)		$(0.51)

____________________________________

[1]	Amounts do not include 9.7 million shares issuable upon conversion of the Company’s participating Preferred Stock because such conversion would be anti-dilutive.
[2]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period. The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented:

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$71.9	$27.4	$(80.9)	$(10.6)
Dividends on Preferred Stock	6.0	6.0	24.0	24.0
Net income (loss) attributable to common shareholders	$65.9	$21.4	$(104.9)	$(34.6)
Undistributed income allocated to participating securities	(8.1)	(3.1)	—	—
Net income (loss) attributable to common shareholders - basic and diluted	$57.8	$18.3	$(104.9)	$(34.6)

Weighted-average common shares outstanding - basic	68.9	68.5	68.8	68.4
Effect of common share equivalents	0.7	0.8	—	—
Weighted-average common shares outstanding - diluted	69.6	69.3	68.8	68.4

Net income (loss) per share - basic	$0.84	$0.27	$(1.52)	$(0.51)
Net income (loss) per share - diluted	$0.83	$0.27	$(1.52)	$(0.51)

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(Unaudited; in millions)

	September 30,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$624.6	$72.3
Accounts receivable, net	1,029.3	1,108.1
Inventories, net	944.6	1,018.2
Prepaid expenses and other current assets	378.3	315.6
Total current assets	2,976.8	2,514.2
Property and equipment, net	243.7	260.4
Goodwill	2,490.4	2,490.6
Intangibles, net	801.2	1,125.5
Operating lease assets	443.3	—
Other assets, net	2.1	2.1
Total assets	$6,957.5	$6,392.8

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$954.6	$822.9
Accrued expenses	563.8	599.2
Current operating lease liabilities	100.5	—
Current portions of long-term debt/obligations	12.3	18.7
Total current liabilities	1,631.2	1,440.8
Borrowings under revolving lines of credit, net	251.1	81.0
Long-term debt, net	2,494.2	2,494.6
Deferred income taxes, net	74.0	103.9
Non-current operating lease liabilities	340.4	—
Long-term obligations under equipment financing, net	—	4.6
Other long-term liabilities	6.5	6.4
Total liabilities	4,797.4	4,131.3

Convertible Preferred Stock	399.2	399.2

Stockholders' equity:
Common stock	0.7	0.7
Undesignated preferred stock	—	—
Additional paid-in capital	1,100.6	1,083.0
Retained earnings	694.3	799.2
Accumulated other comprehensive income (loss)	(34.7)	(20.6)
Total stockholders' equity	1,760.9	1,862.3
Total liabilities and stockholders' equity	$6,957.5	$6,392.8

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(Unaudited; in millions)

	Year Ended September 30,
	2020	2019
Operating Activities
Net income (loss)	$(80.9)	$(10.6)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	391.1	277.8
Stock-based compensation	17.2	16.4
Certain interest expense and other financing costs	11.5	12.1
Beneficial lease amortization	—	2.3
Loss on debt extinguishment	14.7	—
Gain on sale of fixed assets and other	(3.5)	(3.8)
Deferred income taxes	(25.6)	(2.6)
338(h)(10) election refund	(5.1)	—
Changes in operating assets and liabilities:
Accounts receivable	78.4	(18.5)
Inventories	73.4	(82.8)
Prepaid expenses and other current assets	(73.6)	(70.8)
Accounts payable and accrued expenses	72.2	92.1
Other assets and liabilities	9.5	1.1
Net cash provided by (used in) operating activities	479.3	212.7

Investing Activities
Purchases of property and equipment	(48.5)	(57.0)
Acquisition of businesses, net	5.1	(164.0)
Proceeds from the sale of assets	4.4	9.3
Net cash provided by (used in) investing activities	(39.0)	(211.7)

Financing Activities
Borrowings under revolving lines of credit	2,038.0	2,100.1
Payments under revolving lines of credit	(1,870.0)	(2,114.0)
Payments under term loan	(9.7)	(9.7)
Borrowings under senior notes	300.0	—
Payment under senior notes	(309.6)	—
Payment of debt issuance costs	(4.3)	(0.8)
Payments under equipment financing facilities and finance leases	(8.6)	(10.0)
Payment of dividends on Preferred Stock	(24.0)	(24.0)
Proceeds from issuance of common stock related to equity awards	3.3	3.3
Payment of taxes related to net share settlement of equity awards	(2.9)	(3.7)
Net cash provided by (used in) financing activities	112.2	(58.8)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.2

Net increase (decrease) in cash and cash equivalents	552.3	(57.6)
Cash and cash equivalents, beginning of period	72.3	129.9
Cash and cash equivalents, end of period	$624.6	$72.3

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Unaudited; in millions)

Sales by Product Line
	Three Months Ended September 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$968.6	48.0%	$912.2	44.9%	$56.4	6.2%
Non-residential roofing products	446.0	22.1%	505.1	24.9%	(59.1)	(11.7%)
Complementary building products	603.2	29.9%	612.6	30.2%	(9.4)	(1.5%)
	$2,017.8	100.0%	$2,029.9	100.0%	$(12.1)	(0.6%)

Sales by Business Day[1,2]
	Three Months Ended September 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$15.1	48.0%	$14.2	44.9%	$0.9	6.2%
Non-residential roofing products	7.0	22.1%	7.9	24.9%	(0.9)	(11.7%)
Complementary building products	9.4	29.9%	9.6	30.2%	(0.2)	(1.5%)
	$31.5	100.0%	$31.7	100.0%	$(0.2)	(0.6%)

__________________________________________________

[1]	The fourth quarter of fiscal years 2020 and 2019 each had 64 business days.
[2]	Dollar and percentage changes may not recalculate due to rounding.

Sales by Product Line
	Year Ended September 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$3,099.6	44.7%	$3,079.6	43.3%	$20.0	0.6%
Non-residential roofing products	1,646.6	23.7%	1,705.2	24.0%	(58.6)	(3.4%)
Complementary building products	2,197.7	31.6%	2,320.4	32.7%	(122.7)	(5.3%)
	$6,943.9	100.0%	$7,105.2	100.0%	$(161.3)	(2.3%)

Sales by Business Day[1,2]
	Year Ended September 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$12.2	44.7%	$12.2	43.3%	$—	0.3%
Non-residential roofing products	6.5	23.7%	6.7	24.0%	(0.2)	(3.8%)
Complementary building products	8.6	31.6%	9.2	32.7%	(0.6)	(5.7%)
	$27.3	100.0%	$28.1	100.0%	$(0.8)	(2.7%)

__________________________________________________

[1]	Fiscal years 2020 and 2019 had 254 and 253 business days, respectively.
[2]	Dollar and percentage changes may not recalculate due to rounding.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures

(Unaudited; in millions)

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we prepare certain financial measures that are not calculated in accordance with GAAP, specifically:

•	Adjusted Operating Expense. We define Adjusted Operating Expense as operating expense excluding the impact of the adjusting items (as described below).
•	Adjusted Net Income (Loss). We define Adjusted Net Income (Loss) as net income (loss) excluding the impact of the adjusting items (as described below).
•

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and the adjusting items (as described below).

We use these supplemental non-GAAP measures to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute our non-GAAP financial measures consistently using the same methods each period.

We believe these non-GAAP measures are useful measures because they permit investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe that these non-GAAP measures are useful to investors when evaluating our business, they are not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. These non-GAAP measures should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusting Items to Non-GAAP Financial Measures

The impact of the following expense (income) items are excluded from each of our non-GAAP measures (the “adjusting items”):

•

Acquisition costs. Represents certain costs related to historical acquisitions, including: amortization of intangible assets; professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses classified as selling, general and administrative; and amortization of debt issuance costs.

•

Restructuring costs. Represents costs stemming from headcount rationalization efforts and certain rebranding costs; accrued estimated costs related to employee benefit plan withdrawals; and amortization of debt issuance costs and loss on debt extinguishment.

•

COVID-19 impact. Represents costs directly related to our response to the COVID-19 pandemic; and income tax provision (benefit) stemming from the revaluation of deferred tax assets and liabilities made in conjunction with the Company’s application of the CARES Act.

•	Effects of tax reform. Represents income tax provision (benefit) related to the Tax Cuts and Jobs Act of 2017.

The following table presents the impact and respective location of the adjusting items on our consolidated statements of operations for each of the periods indicated:

	Operating Expense		Non-Operating Expense
	Selling, General and Administrative	Amortization	Interest Expense	Other (Income) Expense	Income Taxes[1]	Total
Three Months Ended September 30, 2020
Acquisition costs	$1.7	$44.1	$2.1	$0.1	$—	$48.0
Restructuring costs	0.4	—	0.9	0.8	—	2.1
COVID-19 impact	0.8	—	—	—	(0.1)	0.7
Total adjusting items	$2.9	$44.1	$3.0	$0.9	$(0.1)	$50.8

Three Months Ended September 30, 2019
Acquisition costs	$3.8	$51.5	$3.0	$—	$—	$58.3
Restructuring costs	2.4	—	—	3.3	—	5.7
Total adjusting items	$6.2	$51.5	$3.0	$3.3	$—	$64.0

Year Ended September 30, 2020
Acquisition costs[2]	$9.6	$178.4	$8.1	$(5.1)	$—	$191.0
Restructuring costs[3]	2.3	142.6	3.5	21.5	—	169.9
COVID-19 impact	4.2	—	—	—	(0.7)	3.5
Total adjusting items	$16.1	$321.0	$11.6	$16.4	$(0.7)	$364.4

Year Ended September 30, 2019
Acquisition costs	$25.1	$207.1	$12.1	$—	$—	$244.3
Restructuring costs	4.1	—	—	3.3	—	7.4
Effects of tax reform	—	—	—	—	(0.5)	(0.5)
Total adjusting items	$29.2	$207.1	$12.1	$3.3	$(0.5)	$251.2

______________________________

[1]	For tax impact of adjusting items, see Adjusted Net Income (Loss) table below.
[2]

Other (Income) Expense includes a net $5.1 million refund received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the acquisition of Allied Building Products Corp. on January 2, 2018.

[3]

Amortization includes the impact of non-cash accelerated intangible asset amortization of $142.6 million related to the write-off of certain trade names in connection with the Company’s rebranding. Other (Income) Expense includes a loss on debt extinguishment of $14.7 million in connection with the October 2019 debt refinancing.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted Operating Expense

The following table presents a reconciliation of operating expense, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Operating Expense for each of the periods indicated:

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Operating expense	$392.8	$403.6	$1,664.1	$1,588.8
Acquisition costs	(45.8)	(55.3)	(188.0)	(232.2)
Restructuring costs	(0.4)	(2.4)	(144.9)	(4.1)
COVID-19 impact	(0.8)	—	(4.2)	—
Adjusted Operating Expense	$345.8	$345.9	$1,327.0	$1,352.5

Net sales	$2,017.8	$2,029.9	$6,943.9	$7,105.2
Operating expense as % of sales	19.5%	19.9%	24.0%	22.4%
Adjusted Operating Expense as % of sales	17.1%	17.0%	19.1%	19.0%

Adjusted Net Income (Loss)

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Net Income (Loss) for each of the periods indicated:

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$71.9	$27.4	$(80.9)	$(10.6)
Adjusting items:
Acquisition costs	48.0	58.3	191.0	244.3
Restructuring costs	2.1	5.7	169.9	7.4
COVID-19 impact	0.7	—	3.5	—
Effects of tax reform	—	—	—	(0.5)
Total adjusting items	50.8	64.0	364.4	251.2
Less: tax impact of adjusting items[1]	(18.0)	(9.4)	(93.4)	(64.4)
Total adjustments, net of tax	32.8	54.6	271.0	186.8
Adjusted Net Income (Loss)	$104.7	$82.0	$190.1	$176.2

______________________________

[1]

Amounts represent tax impact on adjusting items that are not included in the Company’s income tax provision (benefit) for the periods presented. The effective tax rate applied to these adjusting items is calculated by using adjusted pre-tax income while factoring in discrete tax adjustments for the fiscal year. The tax impact of adjusting items for the three months ended September 30, 2020 and 2019 were calculated using a blended effective tax rate of 35.4% and 14.7%, respectively. The tax impact of adjusting items for the years ended September 30, 2020 and 2019 were calculated using an effective tax rate of 25.6% and 25.6%, respectively.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted EBITDA

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$71.9	$27.4	$(80.9)	$(10.6)
Interest expense, net	32.6	38.4	138.5	160.2
Income taxes	18.1	20.8	(26.8)	(0.2)
Depreciation and amortization	60.6	69.5	391.1	277.8
Stock-based compensation	3.9	3.5	17.2	16.3
Acquisition costs[1]	1.8	3.8	4.5	25.1
Restructuring costs[1]	1.2	5.7	23.8	7.4
COVID-19 impact[1]	0.8	—	4.2	—
Adjusted EBITDA	$190.9	$169.1	$471.6	$476.0

Net sales	$2,017.8	$2,029.9	$6,943.9	$7,105.2
Net income (loss) as % of sales	3.6%	1.3%	(1.2%)	(0.1%)
Adjusted EBITDA as % of sales	9.5%	8.3%	6.8%	6.7%

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[1]

Amounts represent adjusting items included in selling, general, and administrative expense and other income (expense); remaining adjusting items balances are embedded within the other balances reported in the table.